                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       JLG INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                              JLG INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          WEDNESDAY, NOVEMBER 17, 1999

Dear Fellow Shareholder:

    It is my pleasure to invite you to attend the 1999 Annual Meeting of Shareholders of JLG Industries, Inc. The meeting will be held at the Company's headquarters in McConnellsburg, Pennsylvania on Wednesday, November 17, 1999 at 4:30 p.m. for the following purposes:

    1. To elect a board of seven directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified.

    2.  To approve the Company's Annual Management Incentive Plan.

    3.  To approve the Company's Amended and Restated Stock Incentive Plan.

    4. To ratify the selection of independent auditors for the 2000 fiscal year.

    5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The Board of Directors has designated the close of business on October 1, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournments thereof.

    We hope that you will be able to attend the meeting in person. Whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy card in the postage-paid return envelope provided. It is important that your shares are represented and voted at the meeting.

On behalf of the Board of Directors, I wish to thank you for your cooperation and continued support.

                                                [LOGO]

                                         Charles H. Diller, Jr.
                                         EXECUTIVE VICE PRESIDENT AND
                                         CHIEF FINANCIAL OFFICER
                                         AND SECRETARY

                                PROXY STATEMENT
                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of JLG Industries, Inc. (the "Company") of proxies to be voted at the 1999 Annual Meeting of Shareholders of the Company to be held at the Company's headquarters in McConnellsburg, Pennsylvania on November 17, 1999.

    A proxy may be revoked by the person giving the proxy at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. During the Annual Meeting, a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

    It is important that your shares are voted at the Annual Meeting. Whether or not you plan to attend in person, we urge you to take a moment now to exercise your right to vote by signing, dating and mailing the proxy card(s) found in the address pocket of the mailing envelope. If you hold shares in more than one account, you will receive more than one card. Please sign, date and mail each card received to ensure that all of your shares will be represented and voted at the Annual Meeting.

    All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, the officers, directors, or other employees of the Company, as yet undesignated, and without compensation other than their regular compensation, may solicit proxies in person or by other appropriate means if authorized and if deemed advisable. The Company has also engaged the proxy soliciting firm of D.F. King & Co., Inc. for a fee not to exceed $5,000 plus out-of-pocket expenses.

    As of October 1, 1999, the record date for the Annual Meeting as set by the Board of Directors, there were 44,280,539 shares of Capital Stock issued and outstanding. Each share of Capital Stock entitles the holder to one vote at the Annual Meeting. There are no other voting securities of the Company.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The persons named in the following table have been nominated by the Board of Directors for election as directors at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified. Directors are elected by a majority of the votes cast.

NOMINEES FOR DIRECTORS

                                                                DIRECTOR    BACKGROUND
NAME                                                  AGE         SINCE     INFORMATION
------------------------------------------------      ---      -----------  ------------------------------------------------

L. David Black..................................          62         1990   Chairman of the Board, President and Chief
                                                                            Executive Officer; Director, Columbus McKinnon
                                                                            Corporation.

Charles H. Diller, Jr...........................          54         1984   Executive Vice President and Chief Financial
                                                                            Officer and Secretary.

George R. Kempton...............................          65         1993   Retired Chairman of the Board and Chief
                                                                            Executive Officer, Kysor Industrial Corporation;
                                                                            Director, Simpson Industries Inc.

James A. Mezera.................................          69         1984   President, Mezera and Associates, Inc., a
                                                                            management consulting firm; prior to 1996, Vice
                                                                            President, Komatsu Dresser Company.

Stephen Rabinowitz..............................          56         1994   Chairman of the Board, President and Chief
                                                                            Executive Officer, General Cable Corporation;
                                                                            prior to 1994, President, AlliedSignal Braking
                                                                            Systems, AlliedSignal, Inc.

Thomas C. Wajnert...............................          56         1994   Chairman of the Board, Epix Holdings, Inc, an
                                                                            employee leasing company; prior to 1998,
                                                                            Chairman of the Board, AT&T Capital Corporation;
                                                                            prior to 1997, Chairman of the Board and Chief
                                                                            Executive Officer, AT&T Capital Corporation;
                                                                            Director, R. J. Reynolds Tobacco Holdings, Inc.

Charles O. Wood, III............................          61         1988   President, Wood Holdings, Inc., a private
                                                                            investment firm; Director, Boston Private
                                                                            Financial Holdings, Inc.

    Each nominee for director listed above has been employed in the capacity noted for more than five years, except as indicated. There are no family relationships among any of the above-named nominees for director.

BOARD OF DIRECTORS

    The Company's Board of Directors held five meetings during the 1999 fiscal year. During that time, each director attended at least seventy-five percent of the aggregate of (i) the number of meetings of the Board and (ii) the number of meetings held by all committees of the Board on which he served.

    The Board of Directors has established three committees, Audit, Compensation and Directors and Corporate Governance, to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during the 1999 fiscal year are described below.

    The Audit Committee, currently consisting of Messrs. Kempton, Mezera and Wood (Chairman), who are all outside directors, met two times during the 1999 fiscal year. Its functions include recommending the selection of independent auditors; conferring with the independent auditors and reviewing the scope and fees of the annual audit and the results thereof; reviewing the Company's annual report to shareholders and annual filings with the Securities and Exchange Commission; reviewing the adequacy of the Company's internal audit function, as well as the accounting and financial controls and procedures; and approving the nature and scope of nonaudit services performed by the independent auditors.

    The Compensation Committee, currently consisting of Messrs. Kempton, Rabinowitz (Chairman) and Wajnert, who are all outside directors, principally evaluates the performance of the Chief Executive Officer; reviews his evaluation of the other officers' performance; recommends compensation arrangements for all officers of the Company, including salaries, bonuses and other supplemental compensation programs; administers the Company's Stock Incentive Plan; and reviews all other officer-related benefit plans. The Compensation Committee held three meetings during the 1999 fiscal year.

    The Directors and Corporate Governance Committee, currently consisting of Messrs. Mezera, Rabinowitz, Wajnert (Chairman) and Wood, who are all outside directors, held six meetings during fiscal 1999. This committee is responsible for identifying and recommending to the Board appropriate areas of expertise to be represented on the Board; identifying qualified candidates to fill Board positions; reviewing and recommending the slate of directors to be submitted for election by the shareholders at each annual meeting; reviewing any such shareholder nominations of directors to determine whether they comply with substantive and procedural requirements; recommending to the Board staffing of committees and reviewing the scope of each committee's responsibilities; reviewing shareholder proposals for inclusion in the Company's proxy materials and determining whether they comply with substantive and procedural requirements; recommending to the Board appropriate levels of director compensation and compensation programs; reviewing and advising the Board regarding management succession plans; and evaluating the performance of current directors.

    Director nominations, other than those by or at the direction of the Board, may be made pursuant to written notice received by the Secretary of the Company at the principal executive offices of the Company no later than ninety days prior to the anniversary date of the previous year's annual meeting. Such notice must be accompanied by written statements signed by each person so nominated setting forth all information in respect of such person that would be required by Rule 14a-3 promulgated by the Securities and Exchange Commission if such person had been nominated by the Board of Directors and stating that such person consents to such nomination and consents to serve as director of the Company if elected.

    Directors, who are not employees of the Company, receive compensation for their services as directors. Each such director currently receives a $25,000 annual retainer and each committee chairman a $5,000 annual retainer for service as a committee chairman. In addition, each such director receives $1,500 and $1,000, respectively, for each Board meeting or committee meeting attended. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings and for other services rendered as a director. Directors, who are employees of the Company, do not receive additional compensation for services as a director.

    The JLG Industries, Inc. Directors Stock Option Plan provides for annual grants to each non-employee director of an option to purchase 6,000 shares of the Company's Capital Stock provided the Company earned a net profit, before extraordinary items, for the preceding year.

    The Company has a Directors' Deferred Compensation Plan which entitles each eligible director to defer the receipt of fees payable for services as a director. Any director, who is not an employee of the Company, is eligible to participate in the plan. Messrs. Mezera and Wajnert elected to participate in the plan during fiscal 1999. Payments deferred under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICIES

    The Company's executive compensation programs are designed to retain or attract qualified executives to develop and manage implementation of the Company's business plans and to provide appropriate incentives, based principally on objective criteria, that link compensation to individual and Company performance. The Compensation Committee, which is composed entirely of non-employee directors, reviews executive compensation levels annually and recommends for Board consideration an annual compensation package for each executive officer comprised of base salary and target cash bonus pursuant to an incentive bonus plan. The target cash bonuses are awarded on the basis of individual performance objectives and the Company's achieving targeted levels of earnings per share and other performance objectives. The Committee also determines annually for each executive officer appropriate levels of stock options or other stock-based awards under the Company's Stock Incentive Plan. In granting stock options, the Committee considers the cash value of such awards based on the Black-Scholes valuation method. The Committee believes the stock-based awards provide incentives for executive management to promote intermediate-term and long-term shareholder value.

    Total compensation available in the combined package for each officer will generally be set based on the Company's financial condition, performance objectives correlated to the Company's annual business plan and comparisons to the preceding year's package. The Committee also evaluates compensation levels for comparable positions reflected in survey data provided by the Committee's independent compensation consultant. The consultant seeks to compile survey data drawn from a broad group of industrial companies of roughly comparable revenue size, with roughly comparable officer positions and responsibilities. In considering all of these factors, the Committee seeks to set base salaries generally equivalent to median levels reflected in the survey data. In setting performance-based compensation, the Committee seeks to provide Company executives with the opportunity to earn total compensation generally at or exceeding the 75th percentile levels reflected in the survey data. As a secondary comparative measure for Chief Executive Officer compensation, the Committee examines compensation practices of a selected group of capital equipment manufacturers. However, the Committee believes that the market for skilled senior management is not limited to capital equipment manufacturers and that a broad industry comparison offers a better basis for evaluating competitive compensation levels than comparison to executive compensation paid by firms included in either the selected group of capital equipment manufacturers examined by the Committee or the Peer Industry Group identified in the Performance Graph included in this Proxy Statement.

COMPENSATION FOR FISCAL YEAR 1999

    Compensation paid to the Company's executive officers for fiscal year 1999 consisted of a base salary and a year-end cash bonus. The Committee also awarded stock options and restricted shares under the Company's Stock Incentive Plan.

    With the Company's record performance in fiscal 1999, base salaries were generally below the median of survey data provided by the Committee's compensation consultant at the outset of fiscal 1999.

Considering the continuing growth in sales, including the effects of the acquisition of Gradall Industries, Inc, fiscal 2000 salaries have been increased to a level that the Committee believes restores competitiveness with median survey data for companies with revenues comparable with that expected by the Company in fiscal 2000.

    At the outset of fiscal 1999 the Committee established under the management incentive plan a cash bonus matrix based on various levels of fiscal 1999 earnings per share (EPS). The Company's record earnings of $1.40 per share in fiscal 1999 exceeded the management incentive plan's EPS distinguished level. This reflected a sixth consecutive year of record earnings. Accordingly, fiscal 1999 cash bonuses recommended by the Committee and approved by the Board generally resulted in total cash compensation that approached the 75(th) percentile of compensation survey data. Considering that the Company's performance exceeded the management incentive plan's distinguished level, the Committee also granted awards of 27,160 restricted shares allocated among 13 officers. The restricted shares will vest in equal installments over three years subject to each grantee's continued employment with the Company.

    For fiscal 1999, the Committee also awarded stock options that provide long-term incentives and that offer opportunities for officers to earn total direct compensation generally approximating the 75(th) percentile levels reflected in survey data. Stock options were awarded on a basis similar to prior years.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Committee recognizes Mr. Black's strategic leadership in completing the acquisition of Gradall Industries and several important international service and distributor organizations, growing and strengthening the Company's customer relationships, deepening the Company's management and employee talent, and guiding the Company to achieve a sixth consecutive year of record sales and earnings.

    As noted above, fiscal 1999 EPS exceeded the distinguished level under the management incentive plan. Accordingly, the Committee recommended that the Board award Mr. Black a $714,846 cash bonus for fiscal 1999, in accordance with the EPS matrix set forth in the management incentive plan. The Committee also awarded Mr. Black 5,719 restricted shares that vest in equal installments over three years. Mr. Black's base salary for fiscal 1999 was $440,016, which barely exceeded the first quartile of survey data. For fiscal 2000, Mr. Black's salary has been increased to $500,000 which approaches the median of survey data. With the bonus, Mr. Black's total cash compensation for fiscal 1999 approached the 75(th) percentile of survey data.

    The Committee also awarded Mr. Black options to acquire 100,000 shares of the Company's Capital Stock, with an exercise price equal to the average of the high and low trading prices on the grant date. One third of the options become exercisable over each of the next three years subject to Mr. Black's continued employment with the Company. With the options, Mr. Black's total direct compensation opportunity approximated the 75(th) percentile of the survey data provided by the Committee's compensation consultant. In determining the number of options, the Committee based its decision on Mr. Black's performance and survey data.

DISCUSSION OF CORPORATE TAX DEDUCTION FOR COMPENSATION IN EXCESS OF $1 MILLION A
  YEAR

    Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), precludes a public corporation from taking a tax deduction in any year for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid executive officers. The $1 million annual deduction limit does not apply, however, to "performance-based compensation" as that term is defined in Code Section 162(m)(4)(C) and regulations promulgated thereunder. Compensation deferred by an executive under a qualifying deferred compensation program also is not subject to the $1 million annual deduction limit if the compensation is paid after the individual ceases to be an executive officer.

    The Committee believes that Company and executive performance are the most determinative factors with respect to all components of executive compensation other than base salaries. Both prior cash bonuses under the management incentive plan and prior grants of restricted shares were determined by the Committee based on performance criteria. However, none of these compensation components has in the past met the technical performance-based criteria required by Code
Section 162(m) for exclusion from the deduction limit. The Committee believes that, if approved by shareholders, future bonuses payable under the new Annual Management Incentive Plan described in Proposal 2 of the Proxy Statement will meet the technical performance-based criteria required by Code Section 162(m) for exclusion from the deduction limit. Similarly, if Proposal 3 is approved by shareholders, compensation expenses in respect of stock options granted under the Company's Stock Incentive Plan will continue to be excluded from the deduction limit.

    For fiscal 1999 one Company executive, Mr. Black, received cash compensation exceeding $1 million, but as a result of Mr. Black's election to defer a portion of his income under the Company's Executive Deferred Compensation Plan, less than $70,000 of the compensation paid by the Company to Mr. Black for fiscal 1999 exceeded the Section 162(m) deduction limit. The Committee does not anticipate that following approval of the new Annual Management Incentive Plan, salaries and other non performance-based cash compensation paid to any of the five highest-paid executive officers in any year in the near future will approach $1 million. However, there is the possibility that vesting of restricted shares that do not meet the requirements of Section 162(m), depending on the vesting date, could cause the threshold to be exceeded for fiscal years subsequent to fiscal 1999. Accordingly, the Committee will continue to monitor this matter and, if warranted and consistent with compensation objectives, will consider additional modifications to the Company's executive compensation programs to maximize the Company's compensation related tax deductions.

    This report is submitted by the Compensation Committee of the Board of Directors.

                                          Stephen Rabinowitz
                                          Thomas C. Wajnert
                                          George R. Kempton

    The following tables and narrative identify the Company's executive officers and set forth compensation information for the Company's Chief Executive Officer and its four most highly compensated executive officers (the "Named Executive Officers") as of the end of the 1999 fiscal year.

    SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                         -----------------------
                                           ANNUAL COMPENSATION              OTHER         RESTRICTED                    ALL
NAME, AGE AND                       ---------------------------------       ANNUAL          STOCK                      OTHER
PRINCIPAL POSITION                    YEAR       SALARY     BONUS(1)   COMPENSATION(2)    AWARDS(3)     OPTIONS   COMPENSATION(4)
----------------------------------  ---------  ----------  ----------  ----------------  ------------  ---------  ----------------
L. David Black, 62................       1999  $  440,016  $  714,846                    $    100,620    100,000    $    100,059
Chairman of the Board, President         1998     350,016     389,146                       1,658,160     55,500          53,336
and Chief Executive Officer              1997     350,016      52,416                         282,865     62,400          76,335

Charles H. Diller, Jr., 54........       1999     230,016     345,024                          48,559     34,000          67,579
Executive Vice President and Chief       1998     196,008     205,850                         599,306     21,200          36,205
Financial Officer                        1997     196,008      26,092                                     24,700          51,699

Raymond F. Treml, 59..............       1999     180,000     249,318                         355,320     10,200          57,743
Senior Vice President-- Operations       1998     150,000     180,000                                      8,400          25,452
                                         1997     150,000      17,471                                                     38,481

Rao Bollimpalli, 61...............       1999     150,000     153,600                          21,623     12,200          49,831
Senior Vice President--                  1998     138,000     140,000                         355,320      9,400          25,966
Engineering                              1997     138,000      16,073                                      7,800          33,850

Peter L. Bonafede, Jr. 49(5)......       1999      76,286      82,545                          11,612     20,400           2,582
Senior Vice President--
Manufacturing

------------------------

(1) Reflects bonuses earned during the fiscal year, but paid during the following fiscal year.

(2) Excludes the value of perquisites and other personal benefits. The incremental cost to the Company of providing such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of annual salary and bonus for any of the named executive officers.

(3) The 1999 shares were awarded August 31, 1999 and vesting is in three equal installments beginning one year following the date of grant. The 1998 restricted shares were awarded September 3, 1997 and may vest at any time between two and five years following the date of grant if the Company achieves a certain share price target, or at the end of five years if the Named Executive Officer is then an employee of the Company. Dividends are payable to the Named Executive Officers on the restricted shares. Total restricted shares held and the aggregate market value at July 31, 1999 for the Named Executive Officers were as follows: Mr. Black, 145,098 shares valued at $2,892,891; Mr. Diller, 53,318 shares valued at $1,063,028; Mr. Treml, 30,000 shares valued at $633,175; and Mr. Bollimpalli, 31,585 shares valued at $629,726.

(4) Includes payments pursuant to the Company's Supplemental Medical Care Reimbursement Plan for its Named Executive Officers to reimburse medical expenses incurred by them or their dependents and not paid by other employee benefit plans (Mr. Black $3,078; Mr. Diller $4,017; Mr. Treml $3,810; Mr. Bollimpalli $1,878; and Mr. Bonafede $283); payments pursuant to the Company's Annual Physical Examination Plan (Mr. Black $2,051; Mr. Diller $2,037; Mr. Treml $3,192; and Mr. Bollimpalli $4,655); contributions to the Company's discretionary, defined contribution retirement plan (Mr. Black $16,421; Mr. Diller $20,849; Mr. Treml $20,877; Mr. Bollimpalli $21,195; and
    Mr. Bonafede $2,299); and contributions pursuant to the Company's Executive Deferred Compensation Plan (Mr. Black $78,509; Mr. Diller $40,676; Mr. Treml $29,864; and Mr. Bollimpalli $22,103).

(5) Mr. Bonafede commenced employment with the Company on February 22, 1999.

STOCK OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                     -----------------------------------------            VALUE AT ASSUMED ANNUAL
                                                    % OF TOTAL                                RATES OF STOCK
                                                      OPTIONS                               PRICE APPRECIATION
                                                    GRANTED TO                              FOR OPTION TERM(3)
                                      OPTIONS/       EMPLOYEES     EXERCISE OR  -------------------------------------------
                                        SAR'S        IN FISCAL     BASE PRICE     EXPIRATION
NAME                                 GRANTED(1)        YEAR         PER SHARE       DATE(2)           5%           10%
-----------------------------------  -----------  ---------------  -----------  ---------------  ------------  ------------
L. David Black.....................     100,000             21%     $   21.09   July 21, 2009    $  1,138,609  $  3,062,274
Charles H. Diller, Jr..............      34,000              7          21.09   July 21, 2009         387,127     1,041,173
Rao Bollimpalli....................      12,200              3          21.09   July 21, 2009         138,910       373,597
Peter L. Bonafede, Jr..............      20,400              4          21.09   July 21, 2009         232,276       624,704

------------------------

(1) Consists solely of options to purchase shares of Capital Stock.

(2) Options become exercisable in equal amounts over a three year period beginning July 22, 2000. To the extent not already exercisable, the options generally become exercisable upon a change in control. A change in control means either (i) any person or group becomes the beneficial owner of 25% or more of the voting power of the Company's Capital Stock; or (ii) the election within a twelve-month period of three or more directors whose election is not approved by the majority of the Board of Directors; or (iii) the incumbent directors cease to be a majority of the Board of Directors.

(3) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation in the market price of the Capital Stock over the terms of the options. The potential realizable value to all shareholders using the specified 5% and 10% rates of appreciation and the outstanding shares at July 31, 1999 would be $504,125,931 and $1,355,840,507, respectively. The Company's use of these hypothetical appreciation rates specified by the Securities and Exchange Commission should not be construed as an endorsement of the accuracy of this method of valuing options. The value realized by the holders of the options will depend upon the actual performance of the Capital Stock over the term of the options.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
  OPTION/SAR VALUES

                                                                                             VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED            IN-THE-MONEY
                                                                       OPTIONS                      OPTIONS
                                                                AT FISCAL YEAR END(1)        AT FISCAL YEAR END(2)
                              SHARES ACQUIRED      VALUE      --------------------------  ---------------------------
NAME                            ON EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------  ---------------  -------------  -----------  -------------  ------------  -------------
L. David Black..............                                     522,514        178,600   $  7,944,461   $   420,014
Charles H. Diller, Jr.......                                     181,404         64,601      2,698,569       165,108
Raymond F. Treml............        20,000         349,240        46,805         12,400        596,867        60,629
Rao Bollimpalli.............                                      56,200         23,667        828,107        56,192

------------------------

(1) The Company does not have any outstanding stock appreciation rights.

(2) Value is calculated based on the difference between the option exercise price and the closing market price of the Company's Capital Stock on July 31, 1999, multiplied by the number of shares underlying the option. The calculation omits options where the closing market price exceeds the exercise price.

COMPENSATION PURSUANT TO PLANS

    The Company maintains a non-qualified defined benefit plan that provides for payments, following retirement or in other specified circumstances, equal to the average of the officer's base salary plus cash bonus for the two calendar years in which the sum is the highest, multiplied by 65% for Mr. Black, 60% for Mr. Diller and 55% for Messrs. Treml, Bollimpalli and Bonafede offset, however, by the actuarial equivalent of benefits provided to the officer in conjunction with the Company's contribution to other employer sponsored retirement plans, the actuarial equivalent of retirement benefits provided by previous employers of the officer; and 50% of the officer's social security benefit. The retirement benefit is payable in the form of a ten year certain life annuity, with options for a joint and survivor annuity and an actuarial equivalent lump sum payout. The officer may elect to receive a reduced retirement benefit in the case of early retirement. The plan provides for 25% vesting per year after two years of service, with full vesting after five years of service. Based on their annual compensation through the end of the Company's 1999 fiscal year, with the benefits identified in the plan and assuming normal retirement age has been attained, the named executive officers would be entitled to projected annual payments under the plan as follows: Mr. Black, $301,000; Mr. Diller, $64,000; Mr. Treml, $96,000; and Mr. Bollimpalli $75,000. The Company also provides a separate retiree medical plan for the officers, together with their spouse and eligible dependents.

    The Company has an Executive Deferred Compensation Plan which allows officers to defer all or a portion of their base salary and/or cash bonus. Provided that the officer elects to defer some portion of his base salary and/or cash bonus, the Company will contribute to the officer's account an amount equal to the amount that would have been contributed by the Company to the account in the Company's Savings Plan in the form of matching and profit sharing contributions, but for the various limitations in the Code. Payments deferred and contributions received under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant.

    The Company also maintains an executive severance plan which will provide a severance benefit of three times the aggregate of base salary and cash bonus for Mr. Black and two times the aggregate of base salary and cash bonus for Messrs. Diller, Treml and Bollimpalli, with base salary and cash bonus being the amounts paid the officer for the final twelve calendar months of employment. The severance benefit is payable in the form of a lump sum upon involuntary termination of employment by the Company, unless the termination is for one of the specified reasons which includes disloyalty or conviction of a felony. The severance benefit is also payable in certain other circumstances in connection with a change of control and will be adjusted to gross-up for any excise tax applicable to compensation in excess of limits presented in Section 280G of the Code. No severance benefit is payable if the officer is entitled to a retirement benefit under the supplemental executive retirement plan, except in connection with a change of control. The severance benefit includes continuation of Company provided life and medical insurance in the event of a change in control.

PERFORMANCE GRAPH

    The following graph compares the cumulative return on the Company's Capital Stock over the past five years with the cumulative total return on shares of companies comprising Standard & Poor's 500 Stock and Diversified Machinery Group indices. Cumulative total return is measured assuming an initial investment of $100 on July 31, 1994 and the reinvestment of all dividends paid.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          YEAR END JULY 31,              1994       1995       1996       1997       1998       1999
JLG Industries, Inc.                        $100       $205       $630       $377       $530       $682
S&P 500                                     $100       $126       $147       $224       $267       $321
S&P Diversified Machinery Group Index       $100       $126       $128       $209       $173       $202

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    The following table sets forth, as of September 1, 1999, the beneficial ownership of the Company's Capital Stock by (i) each director or nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation", and (iii) all directors and executive officers of the Company as a group. All ownership information is based upon filings made by such persons with the Securities and Exchange Commission ("Commission") or upon information provided to the Company.

                                                       AMOUNT AND NATURE OF BENEFICIAL
                                                                  OWNERSHIP
                                                    -------------------------------------
                                                                  ACQUIRABLE
NAME OF PERSON                                      CURRENTLY     WITHIN 60    PERCENT OF
  OR GROUP(1)                                       OWNED(2)         DAYS       CLASS(3)
--------------------------------------------------  ---------     ----------   ----------
L. David Black....................................    279,456(4)     543,314       1.8%
Charles H. Diller, Jr.............................    224,207        189,637
Charles O. Wood, III..............................    199,900(5)      78,000
Raymond F. Treml..................................    143,562         59,205
Rao G. Bollimpalli................................     62,571         58,800
George R. Kempton.................................     42,000         30,000
James A. Mezera...................................     35,500         30,000
Stephen Rabinowitz................................     12,000         59,064
Thomas C. Wajnert.................................      6,000         30,000
Peter L. Bonafede, Jr.............................      1,160
All directors and executive officers as a group     1,030,750      1,105,462       4.7%
  (13 persons)....................................

------------------------

(1) The address of each of the named persons is in care of JLG Industries, Inc., 1 JLG Drive, McConnellsburg, PA 17233.

(2) Each person listed has advised the Company that, except as otherwise indicated, such person has sole voting and sole investment power with respect to the shares indicated, except for certain shares as follows where each person has voting but not investment power: Mr. Black, 156,959; Mr. Diller, 75,036; Mr. Treml, 29,070; Mr. Bollimpalli, 46,809; Mr. Bonafede, 660 and all directors and executive officers as a group, 308,533.

(3) Percentages are not shown where less than 1.0%.

(4) Includes 3,600 shares owned by spouse.

(5) Includes 41,900 shares owned by a family trust.

    During May, 1999, Mr. Mezera filed with the Securities and Exchange Commission a Form 4 disclosing a previously unreported share disposition.

    The following table sets forth the name and address of each shareholder known to the Company to be beneficial owner of more than five percent of the outstanding shares of the Company's Capital Stock.

                                                                                 AMOUNT AND NATURE OF
                                                                                      BENEFICIAL         PERCENT OF
NAME AND ADDRESS                                                                     OWNERSHIP(1)           CLASS
------------------------------------------------------------------------------  ----------------------  -------------
Lazard Freres & Co. LLC.......................................................          2,755,160               6.2%
30 Rockefeller Plaza
New York, New York 10020

T. Rowe Price.................................................................          2,741,500               6.2%
100 East Pratt Street
Baltimore, MD 21202

------------------------

(1) As of September 21, 1999, based on information supplied to the Company by Lazard Freres & Co. LLC and T. Rowe Price.

                                   PROPOSAL 2
                  APPROVAL OF ANNUAL MANAGEMENT INCENTIVE PLAN

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), annual compensation in excess of $1 million paid to the Company's chief executive officer and the four other highest paid executive officers (collectively, the "Covered Executives") is not deductible by the Company for federal income tax purposes. However, "performance-based compensation" is exempt from the $1 million deduction limit. For compensation to qualify as "performance-based compensation" under Code Section 162(m) certain conditions must be met, including shareholder approval of the material terms of the arrangement under which the compensation is paid.

    It has long been the Company's practice to pay cash bonuses to selected officers and other key employees under a Management Incentive Plan. Until fiscal 1999 this practice had not resulted in any Covered Executive receiving compensation in excess of the $1 million threshold. Accordingly, the Company has not in the past submitted its Management Incentive Plan for shareholder approval. However, with fiscal 1999 compensation of Mr. Black for the first time exceeding the deductibility limits and with the Company's continued growth, the Board of Directors believes it is appropriate to take the necessary steps to avoid unnecessary tax disadvantage to the Company in the event that the Board determines in the future that one or more executives should receive cash compensation exceeding $1 million during any year.

    Therefore, on September 1, 1999, the Board of Directors adopted a written Annual Management Incentive Plan (the "MIP"), subject to shareholder approval. Under the MIP, executive officers and other key employees are eligible to receive annual bonuses, payable in cash based on the level of attainment of Company and individual performance goals over one-year performance periods. The Company intends that payments to Covered Executives under the MIP will qualify as performance-based compensation so that the tax deductibility of the payments will not be limited by Code Section 162(m).

SUMMARY OF THE MATERIAL PROVISIONS OF THE MIP

    Below is a summary of the significant terms of the MIP which has been approved by the Board of Directors and is being submitted for shareholder approval. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the MIP, a copy of which is included as Exhibit A to this Proxy Statement.

PURPOSE.......................  To facilitate the achievement of the short-term financial and operating goals of the Company by providing incentives for selected employees.

ADMINISTRATION OF THE MIP.....  A committee of directors (the "Committee") designated by the
                                Company's Board of Directors and comprised solely of
                                "outside directors" within the meaning of Code Section
                                162(m) will administer the MIP. Generally it is expected
                                that the Committee will be the Compensation Committee of the
                                Board of Directors. The Committee's responsibilities
                                pursuant to the MIP will include (i) selecting the
                                participants; (ii) determining the date awards are to be
                                made; (iii) determining whether performance goals and other payment criteria have been satisfied; (iv) determining when awards should be paid; and (v) determining whether the
                                amount of awards should be reduced. The Committee also will have the powers necessary to administer the MIP, including the power to make rules and regulations, the power to
                                interpret the MIP, and the power to delegate certain of its powers and responsibilities.

ELIGIBLE PERSONS..............  Executive officers and other key employees of the Company or any of its affiliates.

AWARDS........................  An award is an amount payable in cash to a participant if one or more performance objectives are met during the fiscal year, and if any other specified terms or conditions are
                                satisfied. The Committee determines the amount of each
                                award, the specific performance objectives that must be met for the award to be payable, and any other terms and
                                conditions for the award.

MAXIMUM AWARD.................  $3,500,000 per year to any employee.

REDUCTION AND INCREASE OF
  AWARDS......................  The Committee may reduce the amount payable to any participant and increase the amount payable to any
                                participant who is not a Covered Executive. In the case of any Covered Executive, the Committee may not increase the
                                amount an individual is eligible to receive as calculated on the basis of the level of performance under the
                                pre-established performance objectives.

ESTABLISHMENT OF PERFORMANCE
  OBJECTIVES..................  The Committee will establish performance objectives for awards to "Covered Executives" from the list set out below.
                                Except in the case of mid-year hires, the Committee must
                                designate performance objectives for awards to Covered
                                Executives in writing during the first 90 days of the fiscal year, while the attainment of each designated objective is still uncertain. Performance objectives for other
                                participants may consist of any measure selected by the
                                Committee in its discretion at any time.

TYPES OF PERFORMANCE
  OBJECTIVES..................  Performance objectives established by the Committee may be based on one or more of the following criteria: net sales;
                                pre-tax income before allocation of corporate overhead
                                and/or bonus; comparison of performance to budget; earnings per share; net income; subsidiary, division, group or
                                corporate financial goals; return on stockholder's equity;
                                return on assets; attainment of strategic and operational
                                initiatives; appreciation in or maintenance of the price of the common stock or any other publicly traded securities of the Company; market share; gross profits; net profits;
                                earnings before interest and taxes; earnings before
                                interest, taxes, depreciation and amortization; economic
                                value added models; comparisons with various stock market
                                indices; and reductions in costs.

TERMINATION OF EMPLOYMENT.....  A participant forfeits his award if he terminates his employment during the fiscal year for reasons other than
                                death, disability or retirement. If a participant terminates employment during a fiscal year because of death,
                                disability, or normal or early retirement, the Committee
                                shall decide the amount which will be paid under the award, and when such payment will be made.

AMENDMENT OR TERMINATION OF
  THE MIP.....................  The Committee may amend, modify or terminate the MIP in any manner at any time without the consent of any participant.

TERM..........................  The MIP will remain in effect through July 31, 2004.

SHAREHOLDER REAPPROVAL OF THE
  MIP.........................  Since the MIP permits the Committee to change the targets under the performance goals from year to year, pursuant to regulations promulgated under Code Section 162(m), the
                                material terms of the performance objectives must be
                                reapproved by the shareholders five years after initial
                                shareholder approval to maintain the exemption from
                                deductibility limits.

    The following table sets forth awards granted under the Company's prior Management Incentive Plan for fiscal 1999, to each of the persons and groups of persons listed in the table:

NAME AND POSITION                                                                                        AMOUNT
-----------------------------------------------------------------------------------------------------  ----------

L. David Black, Chairman of the Board, President and Chief Executive Officer.........................  $  714,846

Charles H. Diller, Jr., Executive Vice President and
  Chief Financial Officer............................................................................     345,024

Raymond F. Treml, Senior Vice President--Operations..................................................     249,318

Rao G. Bollimpalli, Senior Vice President--Engineering...............................................     153,600

Peter L. Bonafede, Jr., Senior Vice President--Manufacturing.........................................      82,545

All executive officers...............................................................................   1,978,583

All directors who are not executive officers.........................................................           0

All employees including officers who are not executive officers......................................   4,434,443

APPROVAL OF THE MIP

    The affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the meeting is required for approval of the MIP. The MIP will be terminated and no compensation will be paid under the plan if it is not approved by the shareholders. In that event, however, payments made to certain of the Company's executive officers may not be deductible for federal income tax purposes under Section 162(m) of the Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS BELIEVES THAT THE MIP IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE JLG INDUSTRIES, INC. ANNUAL MANAGEMENT INCENTIVE PLAN.

                                   PROPOSAL 3
             APPROVAL OF AMENDED AND RESTATED STOCK INCENTIVE PLAN

    In 1991, the Board of Directors adopted, and the shareholders approved, the JLG Industries, Inc. Stock Incentive Plan (the "Incentive Plan"). Subsequent amendments to the Incentive Plan were approved by the shareholders in 1994. Since 1994 the Board of Directors has adopted several amendments to the Incentive Plan that did not require shareholder approval. Upon approval of the 1994 amendments, the Incentive Plan authorized the Compensation Committee of the Board of Directors (the "Committee") to issue up to 6,028,596 shares of Common Stock (as adjusted for stock splits since the approval date) pursuant to stock options or restricted share awards granted under the Incentive Plan. To date 246,782 of the eligible 6,028,596 shares have been issued and are outstanding, 1,252,056 remain issuable pursuant to outstanding stock options, 321,460 have been issued as restricted shares that remain unvested, and 4,028,298 remain available for issuance. The Incentive Plan is scheduled terminate on May 23, 2001.

    At the Annual Meeting, the Board of Directors is submitting an Amended and Restated Stock Incentive Plan (the "1999 Plan") to the shareholders for approval. The 1999 Plan amends the current Incentive Plan to: (1) increase from 100,000 to 300,000 the maximum number of shares that any participant may be awarded during any year, (2) conform the available performance criteria for vesting of Performance Based Restricted Shares to the criteria set forth in the proposed Annual Management Incentive Plan, and (3) extend the termination date of the plan to December 31, 2004. The Board of Directors believes that these amendments will support the Company's ability to continue to provide key employees with the opportunity to participate in the long-term growth of the Company and to maintain the Company's ability to attract and retain highly qualified and motivated employees through the future grant of stock options and restricted share awards. Because future awards under the 1999 Plan are at the discretion of the Committee, the amount and terms of any future award to a specific participant is not determinable.

    Because 4,208,298 shares remain available for issuance under the Incentive Plan, the Company is not proposing to increase the number of available shares in the 1999 Plan. As a matter of administrative convenience, certain references to numbers of shares in Section 3 of the Incentive Plan are being restated in the 1999 Plan to reflect the effect of stock splits that have occurred since the Incentive Plan was last approved by shareholders in 1994.

    The Company intends that compensation associated with awards under the 1999 Plan will qualify as performance based compensation so that the tax deductibility of the compensation will not be limited under Section 162(m) of the Code.

SUMMARY OF 1999 PLAN

    Below is a summary of significant terms of the 1999 Plan which has been approved by the Board of Directors and is being submitted for shareholder approval. The summary does not purport to be complete and is qualified in its entirety by reference to (i) the text of the 1999 Plan and (ii) the terms of the option agreements, reflecting certain terms of the options, entered into between each grantee and the Company.

PURPOSE...........................  To enable the key personnel of the Company and its subsidiaries to acquire or increase a proprietary
                                    interest in the Company. The Incentive Plan is intended
                                    to enable the Company to attract and retain outstanding
                                    personnel and to promote a closer identity of interests
                                    between the Company's management and its shareholders.

TOTAL NUMBER OF SHARES COVERED....  4,208,298 shares of Common Stock (reflects shares that remain available under the Incentive Plan as approved by
                                    shareholders in 1994). In addition, up to 1,573,516
                                    shares in respect of

                                    unexercised Options and unvested Restricted Shares
                                    outstanding as of September 1, 1999 may be restored for
                                    issuance under the 1999 Plan to the extent that any such
                                    Options lapse or are terminated prior to exercise or
                                    such Restricted Shares are forfeited.

LIMITS ON AWARDS..................  No participant may receive awards in any fiscal year covering in excess of 300,000 shares of Common Stock.

ADMINISTRATION OF THE
  INCENTIVE PLAN..................  The Compensation Committee (the "Committee") administers the Incentive Plan, determining which key employees are
                                    eligible to participate, the number and types of awards
                                    to be granted and the terms and conditions of such
                                    awards. In addition, each fiscal year, the chief
                                    executive officer is authorized to grant an amount of
                                    awards fixed by the Committee. All questions of
                                    interpretation and administration of the 1999 Plan are
                                    made by the Committee.

ELIGIBLE PERSONS..................  Key employees (including officers and directors) of the
                                    Company and its subsidiaries.

TYPES OF GRANTS...................  The Committee may authorize grants of the following awards: (i) INCENTIVE STOCK OPTIONS--stock options that
                                    are qualified as "incentive stock options" under Section
                                    422 (b) of the Code; (ii) NON-QUALIFIED STOCK
                                    OPTIONS--stock options that are not qualified as
                                    "incentive stock options" under Section 422(b) of the
                                    Code; (iii) RESTRICTED SHARES--shares of the Company's
                                    Common Stock that are subject to various types of
                                    restrictions on the receipt thereof; and (iv) LIMITED
                                    STOCK APPRECIATION RIGHTS ("LSARs").

INCENTIVE STOCK OPTIONS...........  OPTION TERM. Established by the Committee, but may not
                                    exceed 10 years, or 5 years in the case the grantee, at
                                    the time the option is granted, owns more than 10% of
                                    the combined voting power of all classes of stock of the
                                    Company or its subsidiaries.

                                    EXERCISE PRICE. Fair market value of a share of Common
                                    Stock on the date the option is granted, except in the
                                    case the grantee, at the time the option is granted,
                                    owns more than 10% of the combined voting power of all
                                    classes of stock of the Company or its subsidiaries, in
                                    which event the exercise price shall be not less than
                                    110% of the fair market value of a share of Common
                                    Stock.

NON-QUALIFIED
  STOCK OPTIONS...................  OPTION TERM. Established by the Committee, but may not
                                    exceed 10 years.

                                    EXERCISE PRICE. Determined by the Committee at the time
                                    of the grant, but may not be less than the par value of
                                    a share of Common Stock.

                                    RESTRICTED SHARES. The Committee may determine whether
                                    shares purchased pursuant to the exercise of a
                                    Non-qualified Stock Option will be Restricted Shares.

LSARS.............................  GRANT. The Committee may authorize the grant of LSARs in connection with all or part of any option.

                                    TERM. LSARs may be exercised only to the extent the
                                    related option is exercisable and only within the 60 day
                                    period beginning on the date on which the Company
                                    obtains knowledge that a Change in Control (as defined
                                    in the 1999 Plan) has occurred.

                                    EXERCISE. Upon exercise of a LSAR, the holder is paid
                                    cash in an amount which equals the difference of the
                                    option price of the related option and the fair market
                                    value of a share of Common Stock (or, in the case of
                                    LSARs granted in connection with a Non-qualified Stock
                                    Option, the highest price paid by a person effecting a
                                    Change in Control).

RESTRICTED SHARES.................  VESTING. Determined by the Committee.

                                    RIGHTS. Holder of Restricted Shares has beneficial
                                    ownership of Restricted Shares, including the right to
                                    receive dividends and the right to vote.

                                    TRANSFER. Restricted Shares may not be sold, assigned,
                                    transferred, pledged hypothecated or otherwise disposed
                                    of, and must be returned to the Company upon termination
                                    of participant's employment with the Company (unless
                                    termination is due to disability or death of employee).

                                    CHANGE IN CONTROL. All restrictions shall lapse upon the
                                    Company receiving knowledge of a Change in Control.

                                    PERFORMANCE TARGETS. Restrictions imposed on performance
                                    based Restricted Shares shall be removed based solely on
                                    the attainment of objective performance targets
                                    established by the Committee based on one or more of the
                                    following criteria: (i) increase in net sales; (ii)
                                    pretax income before allocation of corporate overhead
                                    and/or bonus; (iii) budget; (iv) earnings per share; (v)
                                    net income; (vi) attainment of division, group or
                                    corporate financial goals; (vii) return on stockholders'
                                    equity; (viii) return on assets; (ix) attainment of
                                    strategic and operational initiatives; (x) appreciation
                                    in or maintenance of the price of the common stock or
                                    any other publicly-traded securities of the Company;
                                    (xi) increase in market share; (xii) gross profits;
                                    (xiii) earnings before interest and taxes; (xiv)
                                    earnings before interest, taxes, depreciation and
                                    amortization; (xv) economic value-added models; (xvi)
                                    comparisons with various stock market indices; or (xvii)
                                    reductions in costs. Using one or more of these business
                                    criteria, the Committee, at the time that an award is
                                    made, establishes specific performance targets for the
                                    vesting of each qualified performance-based restricted
                                    share award.

LIMITATIONS ON EXERCISE...........  Options and rights granted may not be exercised for a minimum of six months after their grant. The Committee
                                    may also establish quotas limiting the amount of options
                                    exercisable in full at any time during their term.

EXERCISE OF OPTIONS...............  Options may be exercised by delivering or mailing to the
                                    Committee a notice, in the form and manner prescribed by
                                    the Committee, specifying the number of shares with
                                    respect to which the option is being exercised and
                                    payment in full of the exercise price. The exercise
                                    price is payable (i) by money order, cashier's check or
                                    certified check or other cash equivalent approved by the
                                    Committee; (ii) unless limited or prohibited by the
                                    Committee, by the tender of, or attestation to the
                                    ownership of, shares of Common Stock held for at least
                                    six months having a fair market value equal to the
                                    exercise price; (iii) by a combination of (i) and (ii);
                                    or (iv) unless expressly prohibited by the Committee and
                                    except to the extent that the option is an option to
                                    purchase Restricted Shares, by irrevocable instructions
                                    to the Company to deliver the shares issuable upon
                                    exercise of the option promptly to a broker and delivery
                                    of an irrevocable instruction letter to the broker to
                                    sell a sufficient number of the shares of Common Stock
                                    issuable upon exercise to pay the exercise price to the
                                    Company.

TRANSFERABILITY...................  Options and rights are not transferable except by will or by the laws of intestate succession. Subject to
                                    Committee approval, Non-qualified Stock Options and
                                    LSARs granted in connection with Non-qualified Stock
                                    Options may be transferable to members of the immediate
                                    family of a grantee or trust for the benefit of such
                                    immediate family members or to partnerships or
                                    corporations whose partners or shareholders consist
                                    solely of such immediate family members.

EXERCISE OF OPTIONS FOLLOWING
  DISABILITY, RETIREMENT, DEATH,
  CHANGE IN CONTROL OR OTHER
  TERMINATION OF EMPLOYMENT.......  Options are exercisable following the termination of employment of the grantee only in the following
                                    circumstances: (i) DISABILITY. If the grantee's
                                    employment by the Company and its subsidiaries ceases
                                    due to the grantee's disability (as defined by the 1999
                                    Plan), after six months of continuous employment since
                                    the date of the grant, the grantee may exercise an
                                    option (to the extent that it is exercisable on the date
                                    of cessation of employment) for a period of two years
                                    after the grantee's employment terminates. (ii)
                                    RETIREMENT. If the grantee's employment by the Company
                                    and its subsidiaries ceases due to the grantee's
                                    retirement, after six months of continuous employment
                                    since the date of the grant, the Grantee may exercise an
                                    option (to the extent that it is exercisable on the date
                                    of cessation of employment) for a period of five years
                                    after the grantee's employment terminates. (iii) DEATH.
                                    If the grantee dies while an employee of the Company or
                                    any of its subsidiaries, an option may be exercised by
                                    the beneficiary of the grantee (to the extent that it is
                                    exercisable on the date of the grantee's death) for a
                                    period of twelve months following the death of the
                                    Grantee. (iv) CHANGE IN CONTROL. If the grantee's
                                    employment by the Company and its subsidiaries ceases
                                    within three months

                                    after the date that the Company obtains actual knowledge
                                    that a Change in Control has occurred (other than due to
                                    disability, retirement or death), an option may be
                                    exercised for a period of three months after the
                                    grantee's employment terminates. (v) OTHER TERMINATIONS.
                                    If the employment of a grantee by the Company and its
                                    subsidiaries terminates for any reason other than
                                    disability, retirement or death, or following a Change
                                    in Control, an option may be exercised (to the extent
                                    that it is exercisable on the date of termination of
                                    employment) for a period, if any, determined by the
                                    Committee and specified in the option agreement,
                                    provided that such period may not be longer than three
                                    months.

WITHHOLDING TAXES.................  Upon the exercise of any option, the Company may require the grantee to remit to the Company, or may deduct from
                                    the payment made to any grantee, such amounts sufficient
                                    to satisfy any Federal, State or local withholding tax
                                    requirements.

RIGHTS OF STOCKHOLDERS............  Options do not confer upon the holder any rights of a stockholder with respect to the shares of Common Stock
                                    issuable upon the exercise of an option until the option
                                    has been duly exercised and shares of Common Stock
                                    issued.

TERMINATION, SUSPENSION OR
  MODIFICATION....................  The Board may at any time terminate, suspend or modify the 1999 Plan, except that the Board shall not, without
                                    approval by the affirmative votes of the holders of a
                                    majority of the securities of the Company, change (other
                                    than through adjustment for changes in capitalization as
                                    described above) (i) the aggregate number of shares of
                                    Common Stock for which awards may be granted under the
                                    1999 Plan; (ii) the class of persons eligible for awards
                                    under the 1999 Plan; (iii) the minimum exercise price;
                                    or (iv) the maximum duration of the Incentive Plan.

CHANGE IN CONTROL.................  Immediately following the date that the Company obtains actual knowledge that a Change in Control has occurred,
                                    all outstanding options will be exercisable in full once
                                    they have been held for six months from the date of
                                    grant, notwithstanding any quota or other limitation on
                                    their exercise and the restrictions imposed on
                                    Restricted Shares that have been issued will lapse.

EFFECT OF MERGER OR OTHER
  REORGANIZATION..................  If the Company is the surviving corporation in a merger or other reorganization, any option shall extend to
                                    stock and securities of the Company after the merger or
                                    other reorganization to the same extent that a person
                                    who held, immediately before the merger or
                                    reorganization, the number of shares of Common Stock
                                    issuable upon exercise of the option would be entitled
                                    to have or obtain stock or securities of the Company
                                    under the terms of the merger or reorganization

    The following table sets forth awards granted under the Incentive Plan for fiscal 1999, to each of the persons and groups of persons listed in the table:

NAME AND POSITION                                                                                         SHARES
-------------------------------------------------------------------------------------------------------  ---------

L. David Black, Chairman of the Board, President and Chief Executive Officer...........................    100,000

Charles H. Diller, Jr., Executive Vice President and Chief Financial Officer...........................     34,000

Raymond F. Treml, Senior Vice President--Operations....................................................          0

Rao G. Bollimpalli, Senior Vice President--Engineering.................................................     12,200

Peter L. Bonafede, Jr., Senior Vice president--Manufacturing...........................................     20,400

All executive officers.................................................................................    212,100

All directors who are not executive officers...........................................................          0

All employees including officers who are not executive officers........................................    288,510

APPROVAL OF THE 1999 PLAN

    The affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the meeting is required for approval of the 1999 Plan. If the 1999 Plan is not approved; the Incentive Plan will remain in effect. However, compensation realized by certain executive officers in respect of awards granted under the Incentive Plan may not be deductible for federal income tax purposes under Section 162(m) of the Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS BELIEVES THAT THE 1999 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE JLG INDUSTRIES, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN.

                                   PROPOSAL 4
                       SELECTION OF INDEPENDENT AUDITORS

    The accounting firm of Ernst & Young LLP served as the Company's independent auditors throughout fiscal year 1999 and the Board of Directors, on the recommendation of the Audit Committee, has selected the firm as the Company's independent auditors for fiscal 2000. The Board of Directors recommends ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2000. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions. If the selection is not ratified, the Board of Directors will reconsider its action.

                              VOTING INSTRUCTIONS

    The matters set forth in the Notice of Annual Meeting will be voted upon in the order in which they are listed in the Notice. The proxy form accompanying this Proxy Statement provides boxes by means of which shareholders executing the proxy forms may vote for or withhold a vote on the election of all or any of Board of Director's nominees for election as directors. Each of the nominees has consented to serve as a director and the Board of Directors has no reason to believe that any of the nominees will not be available to serve if elected. Should any of the nominees cease to be available for election before the Annual Meeting, the proxy will, unless authority to vote has been withheld by the person giving the proxy, be voted for a substitute nominee designated by the Board of Directors. A majority of the shares entitled to vote and either present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality and the seven nominees who receive the most votes will be elected. Each other matter submitted for shareholder approval shall be approved upon the affirmative vote of a majority of the votes cast by shareholders entitled to vote and either present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes on any matter submitted to the shareholders for approval will be counted in determining whether a quorum has been reached, but will be excluded entirely from the vote and will not effect the vote. Broker non-votes as to any matter are shares held by nominees which are present and voted at the meeting on matters as to which the nominee has discretionary authority but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 2000 Annual Meeting must be received in writing by the Company before June 16, 2000 in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                 OTHER BUSINESS

    The Board of Directors of the Company knows of no other matter that is to be presented for action at the Annual Meeting other than those listed as items 1 through 4 in the Notice of Annual Meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the best judgment of the persons voting such proxies.

By order of the Board of Directors,

/s/ Charles H. Diller, Jr.

Charles H. Diller, Jr.
EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER AND SECRETARY

October 3, 1999

                                                                      APPENDIX A

                              JLG INDUSTRIES, INC.
                        ANNUAL MANAGEMENT INCENTIVE PLAN

SECTION 1. PURPOSE

    The purpose of the JLG Industries, Inc. Annual Management Incentive Plan (the "Plan") is to provide annual incentive awards in order to motivate certain executive officers and key employees of JLG Industries, Inc., a Pennsylvania corporation, and its Subsidiaries to put forth maximum efforts toward the growth, profitability and success of the Company and its Subsidiaries and to encourage such individuals to remain in the employ of the Company or a Subsidiary.

SECTION 2. DEFINITIONS

    In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to include a reference to the female gender, any term used in the singular also shall refer to the plural, and the following terms, when capitalized, shall have the meaning set forth in this
Section 2:

    (a) "Award" means a potential cash benefit payable or cash benefit paid to a person in accordance with the terms and conditions of the Plan.

    (b) "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death.

    (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

    (d) "Change in Control" means the first to occur of the following events:

       (1) an acquisition (other than directly from the Company) of securities of the Company by any person, immediately after which such person, together with all securities law affiliates and associates of such person, becomes the beneficial owner of securities of the Company representing 25 percent or more of the voting power; provided that, in determining whether a Change in Control has occurred, the acquisition of securities of the Company in a non-control acquisition will not constitute an acquisition that would cause a Change in Control; or

       (2) three or more directors, whose election or nomination for election is not approved by a majority of the members of the incumbent Board then serving as members of the Board of Directors, are elected within any single 12-month period to serve on the Board of Directors; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been approved by a majority of the incumbent Board for purposes of this definition; or

       (3) members of the incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

       (4) approval by shareholders of the Company of:

           (i) a merger, consolidation, or reorganization involving the Company, unless

               (A) the shareholders of the Company, immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 75 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

               (B) individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the surviving corporation; and

               (C) no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or (III) any person who, immediately prior to such merger, consolidation, or reorganization, had beneficial ownership of securities representing 25 percent or more of the voting power) has beneficial ownership of securities representing 25 percent or more of the combined voting power of the surviving corporation's then outstanding voting securities;

           (ii) a complete liquidation or dissolution of the Company; or

           (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (f) "Committee" means a committee appointed by the Board for the purpose of administering the Plan. The Committee shall consist of two or more members of the Compensation Committee of the Board, each of whom shall qualify, at the time of appointment and thereafter, as an "outside director" within the meaning of
Section 162(m) of the Code (or a successor provision of similar import), as in effect from time to time.

    (g) "Company" means JLG Industries, Inc.

    (h) "Covered Executive" means an individual who is determined by the Committee to be reasonably likely to be a "covered employee" under Section 162(m) of the Code as of the end of the Company's taxable year for which an Award to the individual will be deductible and whose Award would exceed the deductibility limits under Section 162(m) if such Award is not Performance-Based Compensation.

    (i) "Disability" or "Disabled" means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

    (j) "Grantee" means an executive officer or key employee of the Company or a Subsidiary to whom an Award has been granted under the Plan.

    (k) "Performance Objective" means the goal or goals identified by the Committee that will result in an Award if the target for the Performance Year is satisfied.

    (l) "Performance Year" means the fiscal year beginning August 1 and ending July 31.

    (m) "Performance-Based Compensation" means compensation that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder.

    (n) "Plan" means the JLG Industries, Inc. Annual Management Incentive Plan, as set forth herein and as amended from time to time.

    (o) "Retirement" means retirement pursuant to the JLG Industries, Inc. Employees' Retirement Savings Plan, as amended from time to time.

    (p) "Subsidiary" means a corporation, association, partnership, limited liability company, joint venture, business trust, organization, or business of which the Company directly or indirectly through one or more intermediaries owns at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally in the election of directors or other managers of the entity.

SECTION 3. ADMINISTRATION

    (a) The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted Awards under the Plan, to determine the time when Awards will be granted, to determine whether performance objectives and other conditions for earning Awards have been met, to determine whether Awards will be paid at the end of the Performance Year or deferred to a later date, and to determine whether an Award or payment of an Award should be reduced or eliminated. The Committee is authorized, subject to the remaining provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all persons participating in the Plan and their legal representatives.

    (b) The Committee may not delegate to any individual the authority to make determinations concerning that individual's own Awards, or the Awards of any Covered Executive. Except as provided in the preceding sentence, the Committee may delegate to one or more of its members, or to one or more executive officers of the Company, including the Chief Executive Officer, authority (i) to select key employees to receive Awards under the Plan, and (ii) to make all other determinations in respect of such Awards. In addition, the Committee may delegate to such persons such administrative duties as it deems advisable. References herein to the Committee shall include any delegate described under this paragraph, except where the context or the regulations under Code Section 162(m) otherwise require.

    (c) The Committee, or any person to whom it has delegated duties as described herein, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan (including such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan) and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred in the engagement of such counsel, consultant, or agent shall be paid by the Company.

SECTION 4. ELIGIBILITY

    The Committee may grant Awards under the Plan to such executive officers and key employees of the Company as it shall select for participation pursuant to
Section 3 above.

SECTION 5. AWARDS; LIMITATIONS ON AWARDS

    (a) Each Award granted under the Plan shall represent an amount payable in cash by the Company to the Grantee upon achievement of one or more or a combination of Performance Objectives in a Performance Year, subject to all other terms and conditions of the Plan and to such other terms and conditions as may be specified by the Committee. The grant of Awards under the Plan to Covered Executives shall be evidenced by Award letters in a form approved by the Committee from time to time which shall contain the terms and conditions, as determined by the Committee, of a Grantee's Award; provided, however, that in the event of any conflict between the provisions of the Plan and any Award letters, the provisions of the Plan shall prevail. An Award shall be determined by multiplying the Grantee's target percentage of base salary with respect to a Performance Year by applicable factors and percentages based on the achievement of Performance Objectives, subject to the discretion of the Committee provided in Section 6 hereof.

    (b) The maximum amount of an Award granted to any one Grantee in respect of a Performance Year shall not exceed $3.5 million. This maximum amount limitation shall be measured at the time of settlement of an Award under Section 7.

    (c) Annual Performance Objectives shall be based on the performance of the Company, one or more of its Subsidiaries or affiliates, one or more of its units or divisions and/or the individual for the Performance Year. The Committee shall use one or more of the following business criteria to establish Performance Objectives for Grantees who are Covered Executives: increase in net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; attainment of division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; increase in market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs. The Performance Objective for any Covered Executive shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met; and the outcome under the Performance Objective shall be substantially uncertain when the Committee establishes the objective. In the case of a Grantee who is not a Covered Executive, the Committee may establish Performance Objectives using the criteria listed above in this Section 5(c), or the Committee may use any other measure of performance that it shall approve in its discretion.

SECTION 6. GRANT OF AWARDS

    (a) The Committee shall grant Awards to any Grantees who are Covered Executives not later than 90 days after the commencement of the Performance Year. If a Covered Executive is initially employed by the Company or a Subsidiary after the beginning of a Performance Year, the Committee may grant an Award to that Covered Executive with respect to a period of service following the Covered Executive's date of hire, provided that no more than 25% of the relevant service period has elapsed when the Committee grants the Award and the Performance Objective otherwise satisfies the requirements applicable to Covered Executives. The Committee shall select Grantees other than Covered Executives for participation in the Plan and shall grant Awards to such Grantees at such times as the Committee may determine. In granting an Award, the Committee shall establish the terms of the Award, including the Performance Objective and the maximum amount that will be paid (subject to the limit in Section 5) if the Performance Objective is achieved. The Committee may establish different payment levels under an Award based on different levels of achievement under the Performance Objective.

    (b) After the end of each Performance Year, the Committee shall determine the amount payable to each Grantee in settlement of the Grantee's Award for the Performance Year. The Committee, in its discretion, may reduce the maximum payment established when the Award was granted, or may determine to make no payment under the Award. The Committee, in its discretion, may increase the amount payable under the Award (but not to an amount greater than the limit in Section 5) to a Grantee who is not a Covered Executive. The Committee shall certify in writing, in a manner conforming to applicable regulations under
Section 162(m) of the Code, prior to the settlement of each Award granted to a Covered Executive, that the Performance Objectives and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

    (c) The Committee may adjust or modify Awards or terms of Awards (1) in recognition of unusual or nonrecurring events affecting the Company or any business unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (2) with respect to any Grantee whose position or duties with the Company change during a Performance Year, or (3) with respect to any person who first becomes a Grantee after the first day of the Performance Year; provided, however, that no adjustment to an Award granted to a Covered Executive shall be authorized or made if, and to the extent that, such authorization or the making of such adjustment would contravene the requirements applicable to Performance-Based Compensation.

SECTION 7. SETTLEMENT OF AWARDS

    (a) Except as provided in this Section 7, each Grantee shall receive payment of a cash lump sum in settlement of his or her Award, in the amount determined in accordance with Section 6, as promptly as practicable following the time such determination in respect thereof has been reached by the Committee. No Award to a Covered Executive shall be settled until the shareholders of the Company have approved the Plan in a manner that satisfies the requirements of Section 162(m) of the Code.

    (b) Each Grantee shall have the right to defer his or her receipt of part or all of any payment due in settlement of an Award under and in accordance with the terms and conditions of any deferred compensation plan or arrangement of the Company unless otherwise specified by the Committee.

SECTION 8. TERMINATION OF EMPLOYMENT

    Except as otherwise provided in any written agreement between the Company and a Grantee, if a Grantee ceases to be employed by the Company prior to the end of a Performance Year for any reason other than death, Disability, or Retirement, any Award for such Performance Year shall be forfeited. If such cessation of employment results from such Grantee's death, Disability, or Retirement, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable, subject to Section 9, the extent to which the Performance Objectives for the Performance Year or portion thereof completed at the date of cessation of employment have been achieved, and the amount payable in settlement of the Award based on such determinations. The Committee may base such determination on the performance achieved for the full year, in which case its determination may be deferred until following the Performance Year. Such determinations shall be set forth in a written certification, as specified in
Section 6. Such Grantee or his or her Beneficiary shall be entitled to receive settlement of such Award at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Section 162(m) of the Code.

SECTION 9. STATUS OF AWARDS UNDER SECTION 162(m)

    It is the intent of the Company that Awards granted to Covered Executives shall constitute Performance-Based Compensation, if at the time of settlement the Grantee remains a Covered Executive. Accordingly, the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. If any provision of the Plan relating to a Covered Executive or any Award letter evidencing an Award to a Covered Executive does not comply with, or is inconsistent with, the provisions of Section 162(m)(4)(C) of the Code or the regulations thereunder (including Treasury Regulation Section 1.162-27(e)) for Performance-Based Compensation, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

SECTION 10. TRANSFERABILITY

    Awards and any other benefit payable under, or interest in, this Plan are not transferable by a Grantee except upon a Grantee's death by will or the laws of descent and distribution, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

SECTION 11. WITHHOLDING

    All payments relating to an Award, whether at settlement or resulting from any further deferral or issuance of an Award under another plan of the Company in settlement of the Award, shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.

SECTION 12. TENURE

    A Grantee's right, if any, to continue to serve the Company as a Covered Executive, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Grantee or any other event under the Plan.

SECTION 13. NO RIGHTS TO PARTICIPATION OR SETTLEMENT

    Nothing in the Plan shall be deemed to give any eligible employee any right to participate in the Plan except upon determination of the Committee. Until the Committee has determined to settle an Award under Section 7, a Grantee's selection to participate, the grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award will be settled under the Plan. The foregoing notwithstanding, the Committee may authorize legal commitments with respect to Awards under the terms of an employment agreement or other agreement with a Grantee, to the extent of the Committee's authority under the Plan, including commitments that limit the Committee's future discretion under the Plan, but in all cases subject to Section 9.

SECTION 14. UNFUNDED PLAN

    Grantees shall have no right, title, or interest whatsoever in or to any specific assets of the Company, or to any investments that the Company may make to aid in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Grantee, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company. The Company shall not be required to establish any special or separate fund, or to segregate any assets, to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

SECTION 15. OTHER COMPENSATORY PLANS AND ARRANGEMENTS

    Nothing in the Plan shall preclude any Grantee from participation in any other compensation or benefit plan of the Company or its Subsidiaries. The adoption of the Plan and the grant of Awards hereunder shall not preclude the Company or any Subsidiary from paying any other compensation apart from the Plan, including compensation for services or in respect of performance in a Performance Year for which an Award has been made. If an Award to a Covered Executive may not be settled under the terms of the Plan, however (for example, because the Covered Executive has not achieved the Performance Objective or because shareholders have not approved the Plan), neither the Company nor a Subsidiary may pay any part of the Award to the Covered Executive outside the Plan.

SECTION 16. DURATION, AMENDMENT AND TERMINATION OF PLAN

    No Award may be granted in respect of any Performance Year commencing after July 31, 2004. The Board may amend the Plan from time to time (either retroactively or prospectively), and may suspend or terminate the Plan at any time, provided that any such action shall be subject to shareholder approval if and to the extent required to ensure that compensation under the Plan will qualify as Performance-Based Compensation, or as otherwise may be required under applicable law.

SECTION 17. GOVERNING LAW

    The Plan, Awards granted hereunder, and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).

SECTION 18. EFFECTIVE DATE

    The Plan shall be effective as of August 1, 1999; provided, however, that the Plan shall be subject to approval of the shareholders of the Company at an annual meeting or any special meeting of stockholders of the Company before settlement of Awards for the 2000 Performance Year so that compensation will qualify as Performance-Based Compensation. In addition, the Board may determine to submit the Plan to shareholders for reapproval at such time, if any, required in order that compensation under the Plan shall qualify as Performance-Based Compensation.

                                                                      APPENDIX B

                              JLG INDUSTRIES, INC.
                              STOCK INCENTIVE PLAN
                 (AS AMENDED AND RESTATED ON SEPTEMBER 1, 1999)

1. PURPOSE

    The JLG Industries, Inc. Stock Incentive Plan (the "Plan"), as amended and restated as of September 1, 1999, is designed to enable key personnel of JLG Industries, Inc. (the "Company") and its Subsidiaries to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding personnel, but also of promoting a closer identity of interests between management and shareholders. Since the personnel eligible to receive Awards under the Plan will be those who are in positions to make important and direct contributions to the success of the Company, the directors believe that the grant of Awards under the Plan will be in the Company's interest.

2. DEFINITIONS

    In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this Section 2:

    (a) "Award" means an Option, Restricted Shares or a Right. Unless the context clearly indicates otherwise, the term "Awards" shall include Options, Restricted Shares and Rights.

    (b) "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death.

    (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

    (d) "Change in Control" means the first to occur of the following events:

       (1) an acquisition (other than directly from the Company) of securities of the Company by any person, immediately after which such person, together with all securities law affiliates and associates of such person, becomes the beneficial owner of securities of the Company representing 25 percent or more of the voting power; provided that, in determining whether a Change in Control has occurred, the acquisition of securities of the Company in a non-control acquisition will not constitute an acquisition that would cause a Change in Control; or

       (2) three or more directors, whose election or nomination for election is not approved by a majority of the members of the incumbent Board then serving as members of the Board of Directors, are elected within any single 12-month period to serve on the Board of Directors; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been approved by a majority of the incumbent Board for purposes of this definition; or

       (3) members of the incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

       (4) approval by shareholders of the Company of: (i) a merger, consolidation, or reorganization involving the Company, unless

           (A) the shareholders of the Company, immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 75 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

           (B) individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the surviving corporation; and

           (C) no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or(III) any person who, immediately prior to such merger, consolidation, or reorganization, had beneficial ownership of securities representing 25 percent or more of the voting power) has beneficial ownership of securities representing 25 percent or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

               (i) a complete liquidation or dissolution of the Company; or

               (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (f) "Committee" means a committee consisting of such number of members of the Compensation Committee of the Board of Directors with such qualifications as are required to satisfy the requirements of (i) Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time (or any successor rule of similar import) and (ii) Section 162(m) of the Code, and the regulations thereunder, as in effect from time to time (or any successor provision of similar import), to the extent that Awards made under the Incentive Plan are intended to qualify as performance-based compensation thereunder.

    (g) "Company" means JLG Industries, Inc.

    (h) "Disability" or "Disabled" means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

    (i) "Fair Market Value" means, when used in connection with the Shares on a certain date, the fair market value of a Share as determined by the Committee, and shall be deemed equal to the mean of the high and low prices at which Shares are traded on such date (or on the next preceding day for which such information is ascertainable at the time of the Committee's determination) as reported for such date by The Wall Street Journal (or if Shares are not traded on such date, on the next preceding day on which Shares are traded) (or if Shares are traded on such date but no edition of The Wall Street Journal reporting such prices for such date is published, the fair market value shall be deemed equal to the mean of the high and low prices at which Shares are traded on such date as reported through the National Association of Securities Dealers Automated Quotations System in any other newspaper).

    (j) "Grantee" means a person to whom an Award has been granted under the Plan.

    (k) "Incentive Stock Option" means an Option that complies with the terms and conditions set forth in Section 422(b) of the Code and is designated by the Committee as an Incentive Stock Option.

    (l) "Limited Stock Appreciation Right" or "Right" means a right that provides for payment in accordance with Section 10 hereof.

    (m) "Non-qualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

    (n) "Option" means any option to purchase a Share or Shares pursuant to the provisions of the Plan. Unless the context clearly indicates otherwise, the term "Option" shall include both Incentive Stock Options and Non-qualified Stock Options.

    (o) "Option Agreement" means the written agreement to be entered into by the Company and the Grantee, as provided in Section 7 hereof.

    (p) "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code (or a successor provision of similar import).

    (q) "Performance-Based Restricted Shares" means Restricted Shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code, and the regulations thereunder.

    (r) "Plan" means the JLG Industries, Inc. Stock Incentive Plan, as amended and restated on September 1, 1999, as set forth herein and as amended from time to time (except where the context makes clear that the reference is to the Plan as in effect prior to May 23, 1991, which was called the JLG Industries, Inc. 1983 Stock Option Plan (as amended and restated)).

    (s) "Quota" means the portion of the total number of Shares subject to an Option that the Grantee of the Option may purchase during each of the several periods of the Term of the Option (if the Option is subject to Quotas), as provided in Section 12(a) hereof.

    (t) "Restricted Shares" means Shares granted pursuant to Section 11 hereof or purchased under a Non-qualified Stock Option pursuant to Section 9(d) hereof and subject to such restrictions and other terms and conditions as the Committee shall determine in accordance with the Plan.

    (u) "Retirement" means retirement pursuant to the JLG Industries, Inc. Employees' Retirement Savings Plan, as amended from time to time.

    (v) "Shares" means shares of the Company's $.20 par value common stock.

    (w) "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import.)

    (x) "Term" means the period during which a particular Option or Right may be exercised.

3. EFFECTIVE DATE AND DURATION OF THE AMENDED AND RESTATED PLAN

    (a) Upon approval by the Company's shareholders, this amendment and restatement of the Plan shall be effective as of September 1, 1999, and shall continue in effect until December 31, 2004. This amendment and restatement of the Plan as of September 1, 1999 shall not affect the terms of any Option or Award that was outstanding on August 31, 1999; all such Options and Awards shall continue to be governed by the terms of the Plan in effect on August 31, 1999.

    (b) Awards may be granted at any time prior to the earlier of the expiration of the ten-year term of the Plan, as described in subsection (a) above, or the termination of the Plan pursuant to Section 19 hereof. For the purpose of commencing the ten-year period specified in Section 422(b)(2) of the Code during which Incentive Stock Options may be granted, this amendment and restatement of the Plan as of August 31, 1999 shall constitute the adoption of a new plan. An Award outstanding at the time the

    Plan is terminated (either by expiration of the ten-year term of the Plan or by termination of the Plan pursuant to Section 19 hereof) shall not cease to be or cease to become exercisable pursuant to its terms solely because of the termination of the Plan.

4. NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN

    (a) Subject to the provision of subsection (d) below, the Company may grant Awards (including Replacement Options granted under Section 13(b) hereof) under the Plan, as amended and restated as of May 23, 1991, and as further amended as of November 21, 1994, and as of September 1, 1999 with respect to not more than (i) the remaining number of Shares with respect to which additional Options were authorized to be granted under the Plan immediately prior to its amendment and restatement as of May 23, 1991 (namely 28,596 Shares) plus (ii) 6,000,000 additional Shares (subject, however, to increase as provided in subsection (c) below and to adjustment as provided in Section 17 hereof) which shall be provided from Shares in the treasury or by the issuance of Shares authorized but unissued.

    (b) If an Option granted on or after September 1, 1999 is surrendered before exercise, or lapses or is terminated without being exercised, in whole or in part, for any reason other than the exercise of a Right, the Shares subject to the Option shall be restored to the aggregate maximum number of Shares (specified in subsection (a) above) with respect to which Awards may be granted under the Plan, but only to the extent that the Option or any related Right has not been exercised. Similarly, if any Restricted Share is forfeited and returned to the Company, such forfeited Share shall be restored to such aggregate maximum number of Shares with respect to which Awards may be granted under the Plan.

    (c) If, on or after September 1, 1999, any of the 1,605,090 Options or Restricted Shares granted before September 1, 1999 under the Plan as in effect before September 1, 1999 which remain unexercised or unvested on September 1, 1999 is surrendered before exercise, lapses or is terminated without being exercised, or is forfeited, in whole or in part, for any reason, the Company may grant Awards under the Plan with respect to the Shares subject to such Options or such forfeited Restricted Shares in addition to the aggregate maximum number of Shares specified in subsection
    (a) above.

    (d) The Company may grant Incentive Stock Options under the Plan only with respect to not more than 6,000,000 of the Shares specified in subsection (a) above.

    (e) The maximum number of Shares that can be the subject of Awards to any individual in any fiscal year of the Company is 300,000 Shares. For purposes of this subsection (e), (i) if an Award is canceled, the canceled Award shall be counted against the maximum number of Shares for which Awards may be granted to the individual, and (ii) if, after grant, the exercise price of an Option or Right is reduced (other than pursuant to the adjustment provisions of Section 17 hereof), the transaction shall be treated as the cancellation of the Option or Right and the grant of a new Option or Right, and both the Option or Right that is deemed to be canceled and the Option or Right that is deemed to be granted shall reduce the maximum number of Shares for which Options and Rights may be granted to the individual.

5. ADMINISTRATION OF THE PLAN

    (a) The Plan shall be administered by the Committee.

    (b) The Committee may adopt, amend and rescind rules and regulations relating to the Plan as it may deem proper, shall make all other determinations necessary or advisable for the administration of the Plan, and may provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to the extent not contrary to the express provisions of the Plan; provided, however, that the Committee may take action only upon the agreement of a majority of its members then in office. Notwithstanding the provisions of the preceding sentence, no action or determination by the Committee may adversely affect any right acquired by any Grantee or Beneficiary under the terms of any Award granted before the date such action or determination is taken or made, unless the affected Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 17 does not adversely affect any such right. Any action that the Committee may take through a written instrument signed by all of its members then in office shall be as effective as though taken at a meeting duly called and held.

    (c) The powers of the Committee shall include plenary authority to interpret the Plan, and, subject to the provisions hereof, the Committee may determine
    (i) the persons to whom Awards shall be granted; (ii) the number of Shares subject to each Award; (iii) the Term of each Award; (iv) the frequency of Awards and the date on which each Award shall be granted; (v) the type of each Award; (vi) the Quotas (if any), exercise periods, and other terms and conditions applicable to each Option and Right, and the provisions of each Option Agreement; (vii) any performance criteria pursuant to which Awards may be granted; and (viii) the restrictions and other terms and conditions of each grant of Restricted Shares and the provisions of any instruments evidencing such grants. The Committee also may accelerate at any time the exercisability of outstanding Options, provided that no Option shall be exercisable prior to the expiration of the mandatory six-month holding period specified in Section 12(a) hereof.

    (d) The determinations, interpretations, and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

    (e) Subject to the limits established by the Committee pursuant to this
    Section 5(e), the Company's Chief Executive Officer is authorized to grant Awards to key employees (excluding those employees required to file ownership reports with the Securities and Exchange Commission under Section 16(a) of the Securities and Exchange Act of 1934) having such terms, consistent with the terms of the Plan, as the Chief Executive Officer shall determine. No later than 90 days after the commencement of each fiscal year of the Company, the Committee may establish (i) a maximum aggregate amount of Awards which the Chief Executive Officer may grant during such fiscal year and (ii) the maximum amount of Awards which the Chief Executive Officer may grant to any one Grantee during such fiscal year. Upon granting any Awards pursuant to the Plan, the Chief Executive Officer, promptly, but in any event not later than the next Committee meeting, shall inform the Committee of the terms and number of Awards granted to any Grantee. The types of Awards that the Chief Executive Officer may grant shall be limited to Restricted Shares and Non-qualified Stock Options. The exercise price of any Options granted by the Chief Executive Officer pursuant to the Plan shall not be less than the Fair Market Value of the Shares on the date the Option is granted.

6. EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

    (a) Awards may be granted under the Plan to key employees of the Company or any Subsidiary (including employees who are directors and/or officers). All determinations by the Committee as to the identity of the persons to whom Awards shall be granted hereunder shall be conclusive.

    (b) Directors who are not regular salaried employees of the Company or a Subsidiary shall not be eligible to receive Awards.

    (c) An individual Grantee may receive more than one Award.

7. OPTION AGREEMENT

    (a) No Option or Right shall be exercised by a Grantee unless he shall have executed and delivered an Option Agreement evidencing the grant of such Option or Right. The Agreement shall set forth the number of Shares subject to the Option or Right and the terms, conditions and restrictions applicable thereto.

    (b) Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

8. INCENTIVE STOCK OPTIONS

    (a) The Committee may authorize the grant of Incentive Stock Options to officers and key employees, subject to the terms and conditions set forth in the Plan. The Option Agreement relating to an Incentive Stock Option shall state that the Option evidenced by the Option Agreement is intended to be an "incentive stock option" within the meaning of Section 422(b) of the Code.

    (b) The Term of each Incentive Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of an Incentive Stock Option extend beyond ten years from the date of grant. In the case of any Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the Term of the Option shall not extend beyond five years from the date of grant.

    (c) To the extent that the aggregate Fair Market Value of the stock with respect to which Incentive Stock Options (determined without regard to this paragraph (c)) are exercisable by any Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parent and its Subsidiaries) exceeds $100,000, such Options shall not be Incentive Stock Options. For the purpose of this paragraph (c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. This paragraph (c) shall be applied by taking Options into account in the order in which they were granted.

    (d) The Option price to be paid by the Grantee to the Company for each Share purchased upon the exercise of an Incentive Stock Option shall be equal to the Fair Market Value of a Share on the date the Option is granted, except that with respect to any Incentive Stock Option granted to a Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the Option price for each Share purchased shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted. In no event may an Incentive Stock Option be granted if the Option price per Share is less than the par value of a Share.

    (e) Any Grantee who disposes of Shares purchased upon the exercise of an Incentive Stock Option either (i) within two years after the date on which the Option was granted, or (ii) within one year after the transfer of such Shares to the Grantee, shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition.

9. NON-QUALIFIED STOCK OPTIONS

    (a) The Committee may authorize the grant of Non-qualified Stock Options subject to the terms and conditions set forth in the Plan. Unless an Option is designated by the Committee as an Incentive Stock Option, it is intended that the Option will not be an "incentive stock option" within the meaning of Section 422(b) of the Code and, instead, will be a Non-qualified Stock Option. The Option

    Agreement relating to a Non-qualified Stock Option shall state that the Option evidenced by the Option Agreement will not be treated as an Incentive Stock Option.

    (b) The Term of each Non-qualified Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of a Non-qualified Stock Option extend beyond ten years from the date of grant of the Option.

    (c) In no event may a Non-qualified Stock Option be granted if the Option price per Share is less than the par value of a Share.

    (d) At the time of the grant of a Non-qualified Stock Option, the Committee shall specify whether the Shares purchased under the Option shall or shall not be Restricted Shares (or whether they shall be a specified combination of Shares that are, and Shares that are not, Restricted Shares). Restricted Shares purchased under an Option shall be subject to the terms, conditions and restrictions set out in subsections (b) through (e) of Section 11, and such additional terms, conditions and restrictions as the Committee may determine. Subject to the provisions of subsections (b) through (e) of
    Section 11, the Committee, at the time of grant, shall determine (and the Option Agreement shall specify) the terms and conditions of any Restricted Shares that may be purchased under the Non-qualified Stock Option, including the duration of the restrictions that shall be imposed on the Restricted Shares, and the dates on which, or circumstances in which, the restrictions shall expire, lapse or be removed or the Restricted Shares shall be forfeited. Shares purchased under an Option after the Company obtains actual knowledge that a Change in Control has occurred shall not be subject to any restrictions.

10. LIMITED STOCK APPRECIATION RIGHTS

    (a) The Committee may authorize the grant of Limited Stock Appreciation Rights in connection with all or part of any Option.

    (b) A Right may be exercised only at such times, by such persons, and to such extent, as the related Option is exercisable. Furthermore, a Right may be exercised only within the 60-day period beginning on the date on which the Company obtains actual knowledge that a Change in Control has occurred. As soon as the Company obtains actual knowledge that a Change in Control has occurred, the Company shall promptly notify each Grantee in writing of the Change in Control, whether or not the Grantee holds a Right.

    (c) The Shares that are subject to a Right shall not be used more than once to calculate the amount to be received pursuant to the exercise of the Right. The right of a Grantee to exercise an Option shall be canceled if and to the extent that the Shares subject to the Option are used to calculate the amount to be received upon the exercise of the related Right, and the right of a Grantee to exercise a Right shall be canceled if and to the extent that the Shares with respect to which the Right may be exercised are purchased upon the exercise of the related Option.

    (d) A Right may be granted coincident with or after the grant of any related Option, provided that the Committee shall consult with counsel before granting a Right after the grant of a related Incentive Stock Option.

    (e) The amount to be paid to the Grantee upon exercise of a Right that is related to a Non-qualified Stock Option shall be paid in cash, and shall be equal to the number of Shares with respect to which the Right is exercised multiplied by the excess of

       (1) the higher of (i) the highest Fair Market Value of a Share during the period commencing on the ninetieth (90th) day preceding the exercise of the Right and ending on the date of exercise; or (ii) if an event described in paragraph (i) of the definition of "Change in Control", above, has occurred, the highest price per Share (A) paid for any Share in any transaction occurring during the period described in clause (i) by any person or group (as defined in the definition of "Change in Control", above) whose acquisition of Shares caused the Change in Control to occur, or (B) paid for any Share as shown on Schedule 13D (or an amendment thereto) filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 by any such person or group, over

       (2) the Option price of the related Non-qualified Stock Option.

    (f) The amount to be paid to the Grantee upon exercise of a Right that is related to an Incentive
    Stock Option shall be paid in cash, and shall be equal to the number of Shares with respect to which the Right is exercised multiplied by the excess of (i) the Fair Market Value (as of the exercise date of the Right) of a Share over (ii) the Option price of the related Incentive Stock Option.

11. RESTRICTED SHARES

    (a) The Committee may authorize the grant of Restricted Shares subject to the terms and conditions set forth in the Plan. The following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee shall apply to Restricted Shares. Subject to the provisions of this Section 11 (including, in the case of Performance-Based Restricted Shares, paragraph (f)), the Committee shall determine at the time of grant the size and the terms and conditions of each grant of Restricted Shares, including the duration of the restrictions that shall be imposed on the Restricted Shares, the dates on which, or circumstances in which, the restrictions shall expire, lapse or be removed or the Restricted Shares shall be forfeited, and the price to be paid to the Company by the Grantee (and the terms of payment thereof) for the Restricted Shares. In no event, however, shall the price of a Restricted Share be less than the par value of a Share on the date of grant. The Committee may cause to be issued an instrument evidencing the grant of the Restricted Shares to the Grantee, which instrument may set forth the restrictions and other terms and conditions of the grant.

    (b) A Grantee who has acquired Restricted Shares (pursuant to either a grant of Restricted Shares or the exercise of an Option to purchase Restricted Shares) shall have beneficial ownership of the Restricted Shares, including the right to receive dividends on (subject, in the case of Performance-Based Restricted Shares, to the provisions of paragraph (f)) and the right to vote, the Restricted Shares. A certificate or certificates representing the number of Restricted Shares acquired shall be registered in the name of the Grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the Grantee (or, in the event of the Grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in custody by a bank or other institution or by the Company itself pending their delivery to the Grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates referring to the terms, conditions and restrictions applicable to the Shares. Any attempt to dispose of the Shares in contravention of such terms, conditions and restrictions shall be ineffective.

    (c) While subject to the restrictions imposed by the Committee in accordance with this Section 11, Restricted Shares

       (1) shall not be sold, assigned, conveyed, transferred, pledged, hypothecated, or otherwise disposed of, and

       (2) shall be returned to the Company forthwith, and all the rights of the Grantee to such Shares shall immediately terminate, if the Grantee's continuous employment with the Company or any Subsidiary shall terminate for any reason, except as provided in Section 11(d). The return of the Shares shall be accomplished, if necessary, by the Grantee's delivering or causing to be delivered to the Company the certificate(s) for the Shares, accompanied by such endorsement(s) and/or instrument(s) of transfer as may be required by the Company. Upon the return of Shares in accordance with this paragraph (2), the Company shall pay to the Grantee an amount in cash equal to the lesser of the aggregate price paid for the Shares returned or the current fair market value of the Shares returned.

    (d) Subject to the following provisions of this Section 11(d), the restrictions imposed on Restricted Shares shall lapse on such date or dates as the Committee shall determine when the Restricted Shares (or any Option to purchase them) are granted. In addition, if a Grantee who has been in the continuous employment of the Company or a Subsidiary since the date on which he acquired the Restricted Shares becomes Disabled or dies while in such employment, then the restrictions imposed on the Restricted Shares shall lapse; provided that, if such Restricted Shares are intended to qualify as Performance-Based Restricted Shares, they shall cease to qualify as performance-based compensation for purposes of Section 162(m) of the Code if the restrictions lapse on the account of the Disability or death of the Grantee. Further, all restrictions imposed on Restricted Shares shall lapse immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred; provided that, if such Restricted Shares are intended to qualify as Performance-Based Restricted Shares, they shall cease to qualify as performance-based compensation for purposes of
    Section 162(m) of the Code if the restrictions lapse on account of a Change in Control.

    (e) If, after Restricted Shares are transferred to a Grantee (pursuant to either a grant of Restricted Shares or the exercise of an Option to purchase Restricted Shares), the Grantee properly elects, pursuant to section 83(b) of the Code, to include in gross income for Federal income tax purposes the amount determined under section 83(b) of the Code, the Grantee shall furnish to the Company a copy of his completed and signed election form, and shall pay (or make arrangements satisfactory to the Company to pay) to the Company any Federal, state or local taxes required to be withheld with respect to the Shares. If the Grantee fails to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

    (f) The Committee may authorize the grant of Performance-Based Restricted Shares subject to the following terms and conditions, in addition to all other applicable terms and conditions set forth in the Plan:

       (1) The restrictions imposed on Performance-Based Restricted Shares shall expire, lapse or be removed based solely on the account of the attainment of performance targets established by the Committee using one or more of the following criteria as the applicable performance objectives: (i) increase in net sales; (ii) pretax income before allocation of corporate overhead and/or bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) attainment of division, group or corporate financial goals;
       (vii) return on stockholders' equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (xi) increase in market share;
       (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models; (xvi) comparisons with various stock market indices; or (xvii) reductions in costs. The performance objective shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met. The establishment of the actual performance targets and, if an award is based on more than one of the foregoing financial criteria, the weighing of such financial criteria, shall be at the sole discretion of the Committee; provided, however, that in all cases the performance targets must be established by the Committee in writing no later than 90 days after the commencement of the fiscal year to which the performance target(s) relates and when achievement of the performance target(s) is substantially uncertain. Once established by the Committee, the performance target(s) may not be changed to increase the amount of compensation that otherwise would be due upon the attainment of the performance target(s).

       (2) Dividends shall be payable on Performance-Based Restricted Shares only to the extent of the Shares received based upon the attainment of the pre-established performance target(s).

       (3) Prior to the release of restrictions on any Performance-Based Restricted Shares, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the pre-established performance target(s) have been satisfied.

12. TERMS AND QUOTAS OF OPTION

    (a) Each Option and Right granted under the Plan shall be exercisable only during a Term commencing at least six months after the date on which the Option or Right was granted. The Committee shall have authority to grant both Options exercisable in full at any time during their Term and Options exercisable in Quotas. In exercising an Option that is subject to Quotas, the Grantee may purchase less than the full Quota available under the Option during any period. Quotas or portions thereof not purchased in earlier periods shall accumulate and shall be available for purchase in later periods within the Term of the Option.

    (b) Upon the expiration of the mandatory six-month holding period specified in subsection (a) above, any Option shall be exercisable in full, notwithstanding the applicability of any Quota or other limitation on the exercise of such Option, immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred.

13. EXERCISE OF OPTION OR RIGHT

    (a) Options or Rights shall be exercised by delivering or mailing to the
    Committee:

       (1) a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased, or the number of Shares with respect to which a Right shall be exercised, and

       (2) if an Option is exercised, payment in full of the Option price for the Shares so purchased

           (i) by money order, cashier's check, certified check; or other cash equivalent approved by the Committee

           (ii) by the tender of Shares to the Company, or by the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased;

           (iii) by money order, cashier's check, or certified check and the tender of Shares to the Company, or by money order, cashier's check, or certified check and the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased; or

           (iv) unless the Committee expressly notifies the Grantee otherwise (at the time of grant in the case of an Incentive Stock Option or at any time prior to full exercise in the case of a Non-qualified Stock Option), and except to the extent that the Option is an Option to purchase Restricted Shares, by the Grantee's (a) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee's account and (b) irrevocable instruction letter to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that at the time of such exercise, such exercise would not subject the Grantee to liability under section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Rule 16b-3 promulgated under such Act or any other exemption from such liability. The Company shall deliver an acknowledgment to the broker upon receipt of instructions to deliver the Shares. The Company shall deliver the Shares to the broker upon the settlement date. The broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price upon receipt of the Shares from the Company. Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Grantee for at least six months prior to their tender or their attestation to the Company, and may not be Restricted Shares at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. Except as provided in this paragraph, the date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Committee. For exercise pursuant to Section 13(a)(2)(iv) of the Plan, the date of exercise shall be deemed to be the date that the notice of exercise is received by the Committee.

    (b) At the time it grants a Non-qualified Stock Option, the Committee may provide in the Option Agreement that if the Grantee exercises the Non-qualified Stock Option (the "Exercised Option") by tendering Shares to the Company to pay the Option price in accordance with subsection (a) above, he shall be granted, as of the date of exercise, a Non-qualified Stock Option (the "Replacement Option") to purchase a number of Shares not exceeding the number of Shares he tendered to pay the Option price in exercising the Exercised Option; provided, however, that no Replacement Option shall be granted to the extent that it, would cause the limitations set forth in Sections 4(a) and 4(e) hereof to be exceeded. The terms of the Replacement Option shall be identical to the terms of the Exercised Option, except that (i) the Option price per Share shall be equal to the Fair Market Value of a Share on the date on which the Replacement Option is granted, but in no event shall the Option price per Share be less than the par value of a Share on that date; (ii) the Term shall commence at least six months after the date the Replacement Option is granted, and (iii) the Committee may establish new Quotas (or no Quotas at all) with respect to the Replacement Option.

    (c) Subject to subsection (d) below, upon receipt of the notice of exercise and, if an Option is exercised, upon payment of the Option price, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax, and if a Right is exercised, shall promptly distribute cash to be paid upon the exercise of the Right.

    (d) The exercise of each Option and Right and the grant or distribution of Restricted Shares under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such exercise (or the delivery or purchase of Shares thereunder), grant or distribution (i) to satisfy withholding tax or other withholding liabilities, (ii) to effect the listing, registration, or qualification on any securities exchange or under any state or Federal law of any Shares otherwise deliverable in connection with such exercise, grant or distribution, or (iii) to obtain the consent or approval of any regulatory body, then in any such event such exercise, grant or distribution shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. Any such determination (described in the preceding sentence) by the Company must be reasonable, must be made in good faith, and must be made without any intent to postpone or limit such exercise, grant or distribution beyond the minimum extent necessary and without any intent otherwise to deny or frustrate any Grantee's rights in respect of any Award. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Option or Right or the grant or distribution of Restricted Shares shall not extend the time within which the Option or Right may be exercised or the Restricted Shares may be granted or distributed, unless the Company and the Grantee choose to amend the terms of the Award to provide for such an extension; and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary with respect to any Shares with respect to which the Award shall lapse, or with respect to which the grant or distribution shall not be effected, because of a postponement or limitation that conforms to the provisions of this subsection (d).

    (e) Except as provided in Section 13(f) below, Options and Rights granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 14(a) hereof, and an Option or Right may be exercised during the lifetime of the Grantee only by him.

    (f) Subject to the approval of the Committee in its sole discretion, Non-qualified Stock Options, Limited Stock Appreciation Rights that are granted in connection with Non-qualified Stock Options, and Restricted Stock may be transferable to members of the immediate family of the Grantee and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. "Members of the immediate family" means the Grantee's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

    (g) Upon the purchase of Shares under an Option, the stock certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with right of survivorship.

14. EXERCISE OF OPTION OR RIGHT AFTER DEATH, DISABILITY, RETIREMENT, OTHER TERMINATION OF EMPLOYMENT, OR CHANGE IN CONTROL

    (a) Death

    If a Grantee's employment with the Company and its Subsidiaries shall cease due to the Grantee's death, or if the Grantee shall die within three months after cessation of employment while an Option is exercisable pursuant to subsection (d) or (e) below, any Option held by the Grantee on the date of his death may be exercised only within twelve months after the Grantee's death, and only by the Grantee's Beneficiary, to the extent that the Option could have been exercised immediately before the Grantee's death.

    (b) Disability

    If a Grantee's employment with the Company and its Subsidiaries shall cease due to his Disability, after at least six months of continuous employment with the Company and/or a Subsidiary immediately following the date on which an Option was granted, the Grantee may exercise the Option, to the extent that the Option could be exercised at the cessation of employment, at any time within two years after the Grantee shall so cease to be an employee.

    (c) Retirement

    If a Grantee's employment with the Company and its Subsidiaries ceases due to his Retirement, after at least six months of continuous employment with the Company and/or a Subsidiary immediately following the date on which an Option was granted, the Grantee may exercise the Option, to the extent the Option could be exercised at the cessation of employment, at any time within five years after the Grantee's Retirement.

    (d) Termination of Employment for Any Other Reason

    The Option Agreement shall specify the period, if any, during which an Option may be exercised subsequent to the termination of a Grantee's employment with the Company and its Subsidiaries at any time other than within three months after the date on which the Company obtains actual knowledge that a Change in Control has occurred and for any reason other than those specified in subsections (a) through (c) above; provided, however, that the Option Agreement shall not permit the exercise of any Option later than three months after such termination; and provided further that the Option may not be exercised to an extent greater than the extent to which it could be exercised at the cessation of employment.

    (e) Termination of Employment After a Change in Control

    If, within three months after the Company obtains actual knowledge that a Change in Control has occurred, a Grantee's employment with the Company and its Subsidiaries ceases for any reason other than those specified in subsections (a) through (c) above, the Grantee may exercise the Option at any time within three months after such cessation of employment.

    (f) Notwithstanding any other provision of this Section 14, in no event shall an Option be exercisable after the expiration date specified in the Option Agreement.

15. TAX WITHHOLDING

    (a) The Company shall have the right to collect an amount sufficient to satisfy any Federal, State and/or local withholding tax requirements that might apply with respect to any Award to a Grantee (including, without limitation, the exercise of an Option or Right, the disposition of Shares, or the grant or distribution of Restricted Shares) in the manner specified in subsection (b) or (c) below. Alternatively, a Grantee may elect to satisfy any such withholding tax requirements in the manner specified in subsection (d) or (e) below to the extent permitted therein.

    (b) The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such withholding tax requirements.

    (c) The Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

    (d) If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any withholding tax obligation satisfied by (i) having the Company withhold Shares otherwise deliverable to the Grantee, or
    (ii) delivering Shares (other than Restricted Shares) to the Company, provided that the Shares withheld or delivered have a Fair Market Value (on the date that the amount of tax to be withheld is determined) equal to the amount required to be withheld.

    (e) A Grantee may elect to have any withholding tax obligation satisfied in the manner described in Section 13(a)(2)(iv) hereof, to the extent permitted therein.

16. SHAREHOLDER RIGHTS

    No person shall have any rights of a shareholder by virtue of an Option or Right except with respect to Shares actually issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

17. ADJUSTMENT FOR CHANGES IN CAPITALIZATION

    (a) Subject to the provisions of Section 18 hereof, in the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise; or if there shall be any dividend on the Shares, payable in Shares; or if there shall be a stock split or a combination of Shares, the aggregate number of shares available for Awards, the number of Shares subject to outstanding Awards, and the Option price per Share of each out standing Option may be proportionately adjusted by the Board of Directors as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated.

    (b) Subject to the provisions of Section 18 hereof, any Shares to which a Grantee shall become entitled as a result of a stock dividend on Restricted Shares, or as a result of a stock split, combination of Shares, merger, consolidation, reorganization, recapitalization or other event affecting Restricted Shares, shall have the same status, be subject to the same restrictions, and bear the same legend (if any) as the Shares with respect to which they were issued, except as may be otherwise provided by the Board of Directors.

    (c) The Board's determination with respect to any such adjustments shall be conclusive.

18. EFFECTS OF MERGER OR OTHER REORGANIZATION

    If the Company shall be the surviving corporation in a merger or other reorganization, Awards shall extend to stock and securities of the Company after the merger or other reorganization to the same extent that a person who held, immediately before the merger or reorganization, the number of Shares corresponding to the number of Shares covered by the Award would be entitled to have or obtain stock and securities of the Company under the terms of the merger or reorganization.

19. TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN

    The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, at a meeting duly held in accordance with applicable law, change (other than through adjustment for changes in capitalization as provided in Section 17 hereof) (a) the aggregate number of Shares for which Awards may be granted; (b) the class of persons eligible for Awards; (c) the minimum Option price, applicable to Options or Rights, that is provided for under the terms of the Plan; or (d) the maximum duration of the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of any Award granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 17 hereof does not adversely affect any such right.

20. APPLICATION OF PROCEEDS

    The proceeds received by the Company from the sale of Shares (including Restricted Shares) under the Plan shall be used for general corporate purposes.

21. GENERAL PROVISIONS

    The grant of an Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or its Subsidiaries.

22. GOVERNING LAW

    The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania except to the extent that such laws may be superseded by any Federal law.

                              JLG INDUSTRIES, INC.
                                   1 JLG DRIVE
                          MCCONNELLSBURG, PA 17233-9533

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, and does hereby appoint L. David Black and Charles H. Diller, Jr., and each of them, or such person or persons as they or any of them may substitute and appoint as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of JLG Industries, Inc., Capital Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of JLG Industries, Inc. to be held on Wednesday, November 17, 1999 at 4:30 p.m., and at all adjournments of such meeting.

THE PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, PROXIES WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.

The Board of Directors unanimously recommends a vote FOR its nominees and proposals 2, 3, 4 and 5.

Proposal 1.       Election of Directors.

         [   ] FOR all nominees listed (except as marked to the contrary)

         [   ] WITHHOLD AUTHORITY to vote for nominees listed

                  Nominees: L.D. Black; C.H. Diller, Jr.; G.R. Kempton; J.A. Mezera;
                  S. Rabinowitz; T.C. Wajnert; and C.O. Wood, III.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

------------------------------------------------------------------------------

Proposal 2.       Approve the JLG Industries, Inc. Annual Management Incentive
                  Plan.

                  [ ] FOR [ ] AGAINST [ ] ABSTAIN

Proposal 3.       Approve the JLG Industries, Inc. Amended and Restated Stock
                  Incentive Plan.

                  [ ] FOR [ ] AGAINST [ ] ABSTAIN

Proposal 4.       Ratify the appointment of Ernst & Young LLP as independent auditors for the ensuing year.

                  [ ] FOR [ ] AGAINST [ ] ABSTAIN

         5. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If as a corporation, please sign in corporate name by president or other authorized officer. If as a partnership, please sign in partnership name by authorized person.



                                                  Dated:  ________________, 1999

                                                 -------------------------------

                                                 -------------------------------
                                                         Signature(s)

                                     PLEASE VOTE, DATE, SIGN AND RETURN THE
                                     PROXY CARD PROMPTLY USING THE ENCLOSED
                                     ENVELOPE.